Exhibit 99.1

Cactus Completes Previously Announced Acquisition of FlexSteel

HOUSTON – March 1, 2023 – Cactus, Inc. (NYSE: WHD) and its affiliates (“Cactus” or the “Company”) today announced the completion of the acquisition of FlexSteel Holdings, Inc. and certain of its affiliates (“FlexSteel”).

In connection with the acquisition, Cactus amended and restated its existing credit facility to provide for a term loan of $125 million and $225 million in revolving commitments. Upon closing, $30 million has been drawn on the revolving portion of the facility in addition to funding the $125 million term loan.

Scott Bender, President and CEO of Cactus, commented, “We believe the acquisition of FlexSteel offers a unique opportunity for Cactus and enhances our position as a premier manufacturer of spoolable pipe technologies delivered directly to our industry’s end-users. We are excited about the ability to add these specialized products, technologies and associates to the Cactus family.”

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead, pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, may contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties, including unanticipated challenges relating to the FlexSteel transaction following the completion of the acquisition. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Cactus does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.